Home Equity Loan-Backed Term Notes, GMACM Series 2000-HE2 Class A-1
                             Payment Date 10/25/2001

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
Servicing Certificate
Beginning Pool Balance                                                              445,331,952.74
Beginning PFA                                                                                 0.00
Ending Pool Balance                                                                 446,228,493.11
Ending PFA Balance                                                                               -
Principal Collections                                                                21,327,087.14
Principal Draws                                                                       8,871,131.23
Net Principal Collections                                                                        -
Active Loan Count                                                                           17,693

Current Month Repurchases                                                                        -
Current Month Repurchases - Due to Delinquency                                                   -


Interest Collections                                                                  2,877,105.69

Weighted Average Net Loan Rate                                                            6.82710%
Substitution Adjustment Amount                                                                0.00

Note Rate                                                                                 2.88125%

Term Notes                                                                         Amount              Factor
----------                                                                         ------              ------
Beginning Balance                                                                   451,475,000.00       1.0000000
Ending Balance                                                                      451,475,000.00       1.0000000
Principal                                                                                        -       0.0000000
Interest                                                                              1,084,010.29       2.4010417
Interest Shortfall                                                                            0.00       0.0000000
Security Percentage                                                                        100.00%

Variable Funding Notes                                                             Amount
----------------------                                                             ------
Beginning Balance                                                                             0.00
Ending Balance                                                                                0.00
Principal                                                                                     0.00
Interest                                                                                      0.00
Interest Shortfall                                                                            0.00
Security Percentage                                                                          0.00%


Certificates                                                                          1,348,537.20



Beginning Overcollateralization Amount                                                8,536,089.53
Overcollateralization Amount Increase (Decrease)                                        242,425.81
Outstanding Overcollateralization Amount                                              8,778,515.34
Overcollateralization Target Amount                                                   8,778,515.34

Credit Enhancement Draw Amount                                                                0.00
Unreimbursed Prior Draws                                                                      0.00


                                                                                                       Number         Percent
                                                                                           Balance    of Loans      of Balance
Delinquent Loans (30 Days)                                                            5,357,896.49       197           1.20%
Delinquent Loans (60 Days)                                                            1,221,044.80       44            0.27%
Delinquent Loans (90 Days) (*)                                                          591,279.29       24            0.13%
Delinquent Loans (120 Days) (*)                                                         546,253.05       18            0.12%
Delinquent Loans (150 Days) (*)                                                         545,918.52       21            0.12%
Delinquent Loans (180 Days) (*)                                                         877,702.84       21            0.20%
Foreclosed Loans                                                                        876,205.83       22            0.20%
REO                                                                                           0.00        0            0.00%

(*) 90+ Days Include Foreclosures, REO and Bankruptcies.

                                                                            Liquidation To-Date
Beginning Loss Amount                                                                 1,588,814.12
Current Month Loss Amount                                                               149,992.23
Current Month Recoveries                                                                      0.00
Ending Loss Amount                                                                    1,738,806.35

                                                                               Special Hazard           Fraud       Bankruptcy
Beginning Amount                                                                              0.00            0.00          0.00
Current Month Loss Amount                                                                     0.00            0.00          0.00
Ending Amount                                                                                    -               -             -

Liquidation Loss Distribution Amounts                                                         0.00
Extraordinary Event Losses                                                                    0.00
Excess Loss Amounts                                                                           0.00

Capitalized Interest Account
Beginning Balance                                                                             0.00
Withdraw relating to Collection Period                                                        0.00
CIA Remaining Balance due to GMAC - End of Pre-Funding Period                                 0.00
Interest Earned (Zero, Paid to Funding Account)                                               0.00
Total Ending Capitalized Interest Account Balance as of Payment Date                          0.00
Interest earned for Collection Period                                                         0.00
Interest withdrawn related to prior Collection Period                                         0.00

Funding Account
Beginning Funding Account Balance                                                    14,679,136.79
Deposit to Funding Account                                                           12,848,373.95
Payment for Additional Purchases                                                    (13,502,488.51)
Ending Funding Account Balance as of Payment Date                                    14,025,022.23
Interest earned for Collection Period                                                     2,488.32
Interest withdrawn related to prior Collection Period                                     3,568.17

Prefunding Account
Beginning Balance                                                                             0.00
Additional Purchases during Revolving Period                                                  0.00
Excess of Draws over Principal Collections                                                    0.00
Total Ending Balance as of Payment Date                                                       0.00
Interest earned for Collection Period                                                         0.00
Interest withdrawn related to prior Collection Period                                         0.00

Reserve Account
Beginning Balance                                                                             0.00
Deposits to Reserve Account for current Payment Date                                          0.00
Withdrawals from Reserve Account for current Payment Date                                     0.00
Total Ending Reserve Account Balance as of current Payment Date                               0.00
Interest earned for Collection Period                                                         0.00
Interest withdrawn related to prior Collection Period                                         0.00

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